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                                                                EXHIBIT 10.87




        ________________________________________________________________


                          LOAN AND SECURITY AGREEMENT

                           Dated as of June 11, 1993

                                  by and among

                  PATTEN RECEIVABLES FINANCE CORPORATION III,

                               PATTEN CORPORATION

                                      and

                      GENERAL ELECTRIC CAPITAL CORPORATION

        ________________________________________________________________

                               TABLE OF CONTENTS


            (This Table of Contents is for convenience of reference
                    only and is not part of this Agreement)


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
PREAMBLE

Section 1  -   DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
Section 2  -   ADVANCES     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11
Section 3  -   REPAYMENT    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      18
Section 4  -   SECURITY     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      18
Section 5  -   SERVICING    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      19
Section 6  -   INFORMATION, BOOKS AND RECORDS . . . . . . . . . . . . . . . . . . . . . .      21
Section 7  -   AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . .      22
Section 8  -   PORTFOLIO MAINTENANCE  . . . . . . . . . . . . . . . . . . . . . . . . . .      27
Section 9  -   NEGATIVE COVENANTS BY THE COMPANY
                 AND PATTEN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      28
Section 10  -  EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      31
Section 11  -  REMEDIES     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      34
Section 12  -  CROSS-COLLATERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      36
Section 13  -  CUMULATIVE REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . .      36
Section 14  -  REPRESENTATIONS BY THE COMPANY
                 AND PATTEN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      37
Section 15  -  ADDITIONAL DEVELOPMENTS  . . . . . . . . . . . . . . . . . . . . . . . . .      42
Section 16  -  PERSONAL LIABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . .      43
Section 17  -  HAZARDOUS WASTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      44
Section 18  -  RECORDING OF MORTGAGE ASSIGNMENTS  . . . . . . . . . . . . . . . . . . . .      46
Section 19  -  FINDERS OR BROKERS . . . . . . . . . . . . . . . . . . . . . . . . . . . .      46
Section 20  -  ACCEPTANCE BY GECC . . . . . . . . . . . . . . . . . . . . . . . . . . . .      46
Section 21  -  PUBLIC NOTICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      47
Section 22  -  THE NOTE     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      47
Section 23  -  NOTICES      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      47
Section 24  -  PARTIAL RELEASES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      48
Section 25  -  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      49

EXHIBIT A   -  DEVELOPMENTS
EXHIBIT B   -  SERVICING AGREEMENT
EXHIBIT C   -  ASSIGNMENTS OF MORTGAGES
EXHIBIT D   -  ENDORSEMENTS OF PROMISSORY NOTES
EXHIBIT E   -  TITLE COMPANIES
EXHIBIT F   -  FORM OF TITLE COMPANY LETTER
EXHIBIT G   -  REQUEST FOR ADVANCE
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
                          LOAN AND SECURITY AGREEMENT


       THIS LOAN AND SECURITY AGREEMENT (the "Agreement") is made and entered into as of the 11th day of June, 1993, by and among PATTEN RECEIVABLES FINANCE CORPORATION III (the "Company"), a Delaware corporation, having its principal office at 5295 Town Center Road, Suite 400, Boca Raton, Florida 33486, PATTEN CORPORATION ("Patten"), a Massachusetts corporation, having its principal office at 5295 Town Center Road, Suite 400, Boca Raton, Florida 33486, and GENERAL ELECTRIC CAPITAL CORPORATION ("GECC"), a New York corporation, having an office at 3379 Peachtree Road, N.E., Suite 300, Atlanta, Georgia 30326.

       Patten and certain of its Affiliates are in the business of acquiring parcels of land, subdividing such parcels and then selling such subdivided parcels. The Company has applied to GECC for a loan in the aggregate principal amount of $25,000,000 (the "Loan"), and has offered as security therefor certain promissory notes and mortgages generated and to be generated from the land sales activities of Patten and its Affiliates, which notes and mortgages have been or will be unconditionally assigned to the Company. GECC is willing to make the Loan to the Company upon the terms and conditions hereinafter set forth.

       1. Definitions. Except as otherwise specified or as the context may otherwise require, the following terms shall have the respective meanings set forth below for all purposes of this Agreement, and the definitions of such terms are applicable to the singular as well as to the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms:

       "Affiliate" (and "Affiliates" in the plural) shall mean when used with respect to any person, corporation, partnership or other entity, any officer, director, partner or employee of such person, corporation, partnership or other entity, any other person, corporation, partnership or entity which, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, corporation, partnership or entity, or any other person, corporation, partnership or other entity which, directly or indirectly through one or more intermediaries, owns of record or beneficially or has the power to vote ten percent (10%) or more of the voting stock or other ownership interests of such person, corporation, partnership or other entity.





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       "Agent" shall mean the servicer under the Servicing Agreement.

       "Collateral" shall mean all property or interests in property now or at any time hereafter pledged, assigned or delivered by the Company to GECC, or otherwise received by GECC from or on behalf of the Company, as security for the Obligations, including but not limited to, the security described in
Section 4 hereof and the Mortgages.

       "Consent Decree(s)" shall mean the order and judgment rendered in January or February 1989 (as applicable) by the court having jurisdiction in each of the states of New York, Vermont, Maine, Massachusetts and New Hampshire, in the action brought by the attorney general of each such state against Patten and various Affiliates thereof for alleged fraudulent, deceptive or illegal practices in the selling or marketing of real estate in such state, and any modification or supplement to such order and judgment.

       "Developments" shall mean the lands described in Exhibit A attached hereto and such other lands as may be approved from time- to-time by GECC in accordance with Section 15 hereof.

       "Domestic Obligors" shall mean obligors on Receivables who are citizens and residents of the United States.

       "Eligible Receivables" shall mean Receivables created by Patten or an Affiliate of Patten in the regular course of their respective businesses as presently conducted, unconditionally assigned to the Company and further assigned by the Company to GECC pursuant to the terms of this Agreement, which meet and at all times continue to meet the requirements of this Agreement in a manner acceptable to GECC in all respects. No Receivable shall be deemed an Eligible Receivable unless:

       (1) Such Receivable is acceptable to GECC in its sole judgment and discretion;

       (2) Such Receivable represents an existing, valid and legally enforceable indebtedness based upon an actual and bona fide sale and delivery of a Lot or Lots to the named Obligor, which has been finally accepted by the Obligor and for which the Obligor is unconditionally liable under the terms of the Mortgage Documents to make payment in the amount stated in each Mortgage Document in accordance with the terms thereof;





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       (3)     The Obligor has no right of rescission, rejection or return, offset, defense, counterclaim or claim of discount or deduction with respect to the Receivable;

       (4) No default in the payment of such Receivable has been cured by the Company or its Affiliates, any guarantor of the Receivable, or any party other than the primary Obligor on such Receivable;

       (5) All statements made and all unpaid balances appearing in the Mortgage Documents relating to such Receivable are true and correct and are in all respects what they purport to be;

       (6) All signatures and endorsements appearing on such Receivable are genuine and all signatories and endorsers, if any, on such Receivable shall have full capacity to contract;

       (7) The Obligor owing such Receivable is not an officer, stockholder or partner of, and is not affiliated with, employed by or related to the Company or of any Affiliate of the Company;

       (8) Title to such Receivable, free and clear of all liens, claims or encumbrances, is vested absolutely in the Company and no other assignment of or security or other interest in the Receivable in favor of others is then in effect;

       (9) All recording, filing, notations of security interests on insurance policies and similar documents and all other procedures for giving public notice required or permitted under any applicable law or regulation to perfect GECC's security interest with respect to such Receivable have been duly complied with except as provided in Section 18 hereof with respect to the recordation of the assignments of Mortgages, and the Company has complied with all requests by GECC to deliver to GECC such title documents or similar instruments as GECC shall deem necessary or advisable to perfect or protect GECC's security interest in such Receivable;

       (10) The transactions underlying or giving rise to such Receivable and the granting of a security interest therein by the Company to GECC hereunder do not and shall not at any time violate any applicable state or federal law or regulation, including but not limited to, the





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               Interstate Land Sales Full Disclosure Act, the Federal Truth in
               Lending Act, the Fair Housing Reporting Act, the Equal Credit Opportunity Act, HUD regulations, Federal Reserve Board Regulations B and Z, the Real Estate Settlement Procedures Act, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any applicable state securities or Blue Sky laws, usury laws, out of state land registration laws, or laws governing the sale of lots, condominiums, housing, estates or services, or consumer credit;

       (11) The Mortgage Documents are legally sufficient under all applicable laws and regulations, including, but not limited to, small loan, consumer finance, installment credit and sales finance laws and all other applicable laws and regulations, and are legally enforceable in accordance with their terms (subject, as to enforcement, to bankruptcy, insolvency or other laws or equitable principles relating to the enforcement of creditor's rights generally) without any defense or right of offset or rescission on the part of any Obligor or group of Obligors;

       (12) No contract under which such Receivable arose nor any applicable law, rule or regulation contains a prohibition against assignment or requires the consent of or notice to the Obligor or any other Person with respect to any such assignment;

       (13)    The Obligor thereunder is acceptable to GECC for credit purposes;

       (14) The Obligor on such Receivable shall have made a cash down payment in an amount equal to at least ten percent (10%) of the purchase price of the applicable Lot (exclusive of closing costs);

       (15) As of the date the Receivable is assigned to GECC, the Obligor under such Receivable shall have never been more than thirty
               (30) days delinquent with respect to any monthly payment and shall be in full compliance with all other obligations required to be performed by such Obligor, without giving effect to grace or cure periods, if any;

       (16) Such Receivable shall have a term of not more than one hundred eighty (180) months from the date it was made;





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       (17)    Such Receivable shall require equal bi-weekly or monthly
               payments due each month during the term thereof, which payments shall be in an amount sufficient to fully amortize all principal and interest thereon during the term thereof without any balloon payment;

       (18) Such Receivable shall not have been subject to a claim of invalidity, unenforceability, illegality, defense, offset or counter-claim. Neither the Obligor on such Receivable nor anyone acting on behalf of the Obligor on such Receivable shall have asserted any defense, offset claim, right of reduction, recoupment or counter-claim relating to such Receivable, including, but not limited to, claims of usury, right of rescission, illegality or failure to comply with applicable regulations or rules of governmental or regulatory authorities or failure to comply with promises or agreements of the Company, Patten, or any of their respective Affiliates;

       (19) The Obligor on such Receivable shall not be obligated under any applicable law or otherwise to withhold from payments on such Receivable any interest or other withholdings for the payment of taxes to any domestic or foreign government or governmental body;

       (20) Such Receivable shall have an interest rate of not less than the Prime Rate plus two percent (2%) per annum;

       (21) If the Obligor on such Receivable owns two (2) or more Lots, the aggregate of all Pledged Receivables from such Obligor shall not exceed five percent (5%) of the total value of Eligible Receivables;

       (22) Such Receivable has a history of current and timely payments in collected or collectible funds for at least three consecutive months immediately prior to being pledged hereunder, none of such payments shall have been prepayments or otherwise paid in advance of their scheduled payment date, and all of such payments shall have been made from the Obligor's own funds and not by anyone acting on the Obligor's behalf;

       (23) The Mortgage securing such Pledged Receivable has been duly recorded in the proper public office and is a valid first lien on the related property subject only to taxes and assessments, and covenants, conditions and





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
               restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing on record being acceptable to GECC;

       (24) A title insurance policy was issued as of the date of the origination of such Pledged Receivable by one of the title insurance companies listed on Exhibit E hereto or such other title insurance companies reasonably acceptable to GECC and which have delivered to GECC a letter substantially in the form of Exhibit F hereto; and is valid and remains in full force and effect, insuring Patten or an Affiliate thereof, its successors and assigns as to the priority of the lien of the Mortgage (subject to printed form exceptions therein);

       (25) The note and Mortgage evidencing such Pledged Receivable contain customary and enforceable provisions such as render the rights and remedies of the holder thereof adequate for the realization against the related property of the benefits of the security, including (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (ii) otherwise by foreclosure, and there is no homestead or other exemption available to the mortgagor which would interfere with such right to sell at a trustee's sale or right to foreclosure;

       (26) If the property securing such Pledged Receivable had one or more buildings on it, at the date of origination of such Pledged Receivable, a flood insurance policy covering such Pledged Receivable was obtained with respect to property securing such Pledged Receivable if it was located in a designated flood area under the National Flood Insurance Act of 1968, as amended, and as of the date of the advance of the Loan relating to such Pledged Receivable each such policy is in full force and effect; and as of the date of the advance of the Loan relating to such Pledged Receivable, the property subject to such Pledged Receivable is insured under a standard fire insurance policy with extended coverage or a blanket policy;

       (27) As of the date of the advance of the Loan relating to such Pledged Receivable, the related Lot is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof (except for liens for taxes and assessments not yet due and payable) which





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               will or may come prior to the lien of the Mortgage securing such
               Pledged Receivable, and no rights are outstanding that under law could give rise to such liens;

       (28) As of the date of the origination of such Pledged Receivable, the Lot subject to such Mortgage was either raw land or a one-family residence;

       (29) The Mortgage files for all of the Pledged Receivables shall be held by GECC; and any duplicate copies or portions of such Mortgage files which may be retained by Agent or held by Agent from time to time shall be kept in a filing area that is segregated from other filing areas, and each file jacket containing such portions or copies of a Mortgage file shall be stamped as follows: "THESE DOCUMENTS HAVE BEEN PLEDGED AND ASSIGNED TO GENERAL ELECTRIC CAPITAL CORPORATION"; and

       (30) No claim has been made by Obligor under such Receivable against Patten or any Affiliate thereof pursuant to the dispute resolution procedure set forth in any Consent Decree.

ANY ONE OR MORE OF THE FOREGOING CRITERIA FOR ELIGIBLE RECEIVABLES MAY BE WAIVED IN WHOLE OR IN PART BY GECC IN GECC'S SOLE DISCRETION. ACCEPTANCE BY GECC OF A PLEDGED RECEIVABLE OR GECC'S ADVANCE OF LOAN PROCEEDS WITH RESPECT THERETO SHALL NOT BE AN ACKNOWLEDGEMENT BY GECC THAT SUCH PLEDGED RECEIVABLE MEETS ALL OF THE CRITERIA FOR BEING AN ELIGIBLE RECEIVABLE NOR SHALL IT CONSTITUTE A WAIVER OF ANY CRITERIA FOR BEING AN ELIGIBLE RECEIVABLE.

       Standards of eligibility shall be fixed and may be revised from time to time with respect to Receivables theretofore or thereafter assigned to GECC solely by GECC if GECC, in its best business judgment exercised in good faith, determines it necessary to do so. Reliance by GECC from time to time on listings, reports and other information furnished by or obtained from the Company relating to Receivables shall not be deemed to limit GECC's right to revise standards of eligibility or acceptability at any time and from time to time.

       "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

       "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) that, together with the Company, would be treated as a single employer under





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Section 4001 of ERISA, or that is a member of a group of which the Company is a member and that is under common control within the meaning of Section 414 of the Internal Revenue Code.

       "Event of Default" shall mean those conditions or occurrences described in Section 10 hereof.

       "Foreign Obligors" shall mean obligors on Receivables who are not citizens and residents of the United States.

       "HUD" shall mean the Department of Housing and Urban Development.

       "Indebtedness" shall mean all liabilities, obligations and indebtedness of a Person of any and every kind and nature, including, without limitation, the Obligations and all obligations to trade creditors, whether heretofore, now or hereafter evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise. Without in any way limiting the generality of the foregoing, Indebtedness specifically includes (i) all obligations or liabilities of any Person that are secured by any lien, claim, encumbrance, or security interest upon property owned by the Company, even though the Company has not assumed or become liable for the payment thereof;
(ii) all obligations or liabilities created or arising under any lease of real or personal property or conditional sale or other title retention agreement with respect to property used or acquired by the Company, even though the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; (iii) all unfunded pension fund obligations and liabilities; and (iv) deferred taxes.

       "Initial Advance" shall mean the first advance of Loan proceeds made by GECC after the date of this Agreement.

       "Insufficiency" shall mean, with respect to any Plan, the amount, if any, by which the present value of the benefit liabilities (within the meaning of Section 4001(a)(16) of ERISA) under such Plan exceeds the fair market value of the assets of such Plan allocable to such benefits.

       "Loan Account" shall mean an account in the Company's name maintained on GECC's books.

       "Loan Documents" shall mean the Note, this Agreement and all documents and agreements related thereto.





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
       "Lock Box" shall mean the lock box account established by GECC pursuant to Section 2.03 of the Servicing Agreement for the receipt of payments due under the Pledged Receivables.

       "Lot" shall mean a legally subdivided piece, parcel or tract of land in a Development, which is the subject of a Receivable.

       "Mortgaged Property" shall mean the property subject to a Mortgage.

       "Mortgage Documents" shall mean all documents evidencing, securing or relating to one or more Pledged Receivables.

       "Mortgages" shall mean all mortgages, deeds of trust, deeds to secure debt, contracts for deed, land contracts, conditional sales agreements and other documents securing Pledged Receivables provided to GECC as security for the Obligations and all first mortgages or deeds of trust on all Lots subject to contracts for deed and on all Lots acquired through foreclosure or similar proceedings.

       "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which the Company, any of its subsidiaries or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions.

       "Multiple Employer Plan" shall mean an employee benefit plan, other than a Multiemployer Plan, subject to Title IV of ERISA to which the Company or any ERISA Affiliate and one or more employers other than the Company or an ERISA Affiliate is making or accruing an obligation to make contributions, has within any of the preceding plan years made or accrued an obligation to make contributions or, in the event that any such plan has been terminated, to which the Company or any ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

       "Note" shall mean that certain Promissory Note executed by the Company, payable to the order of GECC, in the principal amount of $25,000,000.00, and dated as of even date herewith.

       "Obligors" shall mean all Persons obligated to make payments with respect to a Pledged Receivable.

       "Obligations" shall mean all loans and advances from time to time made by GECC to the Company





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
hereunder, interest thereon as provided in the Note, and all other indebtedness and obligations which may now or hereafter be owing to GECC by the Company or any Affiliate of the Company under this Agreement or any amendment thereto or under any other agreement which may now or hereafter be entered into by GECC with the Company, howsoever arising, whether absolute or contingent, joint or several, matured or unmatured, direct or indirect, primary or secondary, including, but not limited to, GECC's interest or other charges hereunder or under any other agreement between the Company and GECC.

       "Patten" shall mean Patten Corporation, a Massachusetts corporation.

       "PBGC" shall mean the Pension Benefit Guaranty Corporation (or any successor).

       "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party, or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency body or department thereof).

       "Plan" shall mean an employee benefit plan, other than a Multiemployer Plan, maintained for employees of the Company, any of its subsidiaries or any ERISA Affiliate or in which any such employees participate and subject to Title IV of ERISA.

       "Pledged Receivables" shall mean Receivables pledged to GECC under the terms of this Agreement.

       "Receivables" shall mean all notes, mortgages, deeds of trust, deeds to secure debt, contracts for deed, land contracts, conditional sales contracts, contract rights, security agreements, installment paper, installment sales, time share agreements and other obligations for the payment of money, and all documents, contract instruments and records evidencing, constituting, securing or relating to the same and all deeds of trust, vendors' liens, security instruments, security agreements, assignments of rent, rights to debit the accounts of Obligors, powers of sale, policies of title insurance and casualty insurance insuring such security, and all benefits, rights, proceeds, products and replacements thereof or relating thereto, which are or have been created by the Company, Patten or any Affiliate thereof from the sale of Lots in a Development, and all cash and non-cash proceeds thereof.





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
       "Servicing Agreement" shall mean the Servicing Agreement substantially in the form of Exhibit B hereto, by and among GECC, the Company and Patten, as servicer, or a successor servicing agreement thereto as provided in Section 5 hereof, and all amendments, supplements and modifications thereto.

       "Termination Event" shall mean (i) a "reportable event", as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC), or an event described in
Section 4062(e) of ERISA, (ii) the withdrawal of the Company, any subsidiary of the Company or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in
Section 4001(a)(2) of ERISA, or the occurrence of liability by the Company, any subsidiary of the Company or any ERISA Affiliate under Section 4063 or 4064 of ERISA upon the termination of a Multiple Employer Plan, (iii) the filing of a notice of intent to terminate under Section 4041 of ERISA other than in a standard termination within the meaning of Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA or (v) any other event or condition that might reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

       "Withdrawal Liability" shall have the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

       2.      Advances.

       (a) Amounts. (i) Subject to the terms and conditions hereof, GECC shall from time to time until the date which is twenty- four (24) months after the date of the Initial Advance, and in no event more often than once in any month, upon the Company's request, make advances of the Loan to the Company in such amounts as the Company may request, but not in excess of the amounts hereinafter provided.

           (ii) Each advance hereunder shall be in an amount not in excess of the least of:

               (1) the difference between $25,000,000 and the aggregate amount of all prior advances hereunder, without reducing such prior advances by any repayments of principal which may have been made on the Loan;

               (2) 75% of the aggregate outstanding principal balance of all Eligible Receivables to be pledged in connection with such advance; or





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
               (3) the sum of the discounted present value of the aggregate monthly payments of principal and interest under all Eligible Receivables to be pledged in connection with such advance, utilizing a discount factor of fifteen percent (15%) and disregarding all payments under such Eligible Receivables to the extent such payments are due after ten (10) years from the date such Eligible Receivables are pledged to GECC hereunder (it being understood that the Eligible Receivables to be pledged in connection with such advance shall be pooled together and the calculation shall be made based on the aggregate pool).

       (b) Advances in General. GECC's obligation to make any advance of the Loan hereunder at any time is subject to the compliance in full by the Company and Patten with all of the terms and conditions of this Agreement, as at any time amended, and to the further condition that at the time of the proposed making of any such advance, (i) there shall have been no material adverse change in the financial condition, operation, net worth, management or business of the Company; (ii) there shall have been no material adverse change in the financial condition, operation, net worth, management or business of Patten and its subsidiaries taken as a whole or in the Developments taken as a whole; (iii) there shall not have occurred and be continuing an Event of Default or any event which with the passage of time and/or the giving of notice could constitute an Event of Default; (iv) the Developments considered as a whole shall not have suffered any material adverse change with respect to their economic prospects nor any material damage by fire, flood, or other casualty, and (v) no condemnation or adverse zoning or usage change proceedings or any litigation shall have been commenced or threatened, and no law, regulation, ordinance, restriction, injunctive proceeding, moratorium, litigation, or similar matter shall have been enacted, adopted, commenced, threatened or proposed by any federal, state or local government, or any board, authority, commission, agency or department, which in GECC's sole judgment could materially and adversely affect the economic prospects of the Developments considered as a whole or the ability of GECC or the Company to continue to effect full collection of the Pledged Receivables substantially in accordance with their original terms and conditions.

       (c) Initial Advance. GECC shall not be obligated to make the Initial Advance hereunder unless the Company shall be eligible for and shall request an advance of at least $2,000,000 on or before June 14, 1993. GECC's obligation to make the Initial Advance hereunder is subject to the condition precedent that GECC shall have received on or before the date of such disbursement all of the following, each dated on or before the date of such disbursement, in form, content and substance satisfactory to GECC:

                       (i)      The Note;

                      (ii) The Mortgage Documents for all Receivables to be pledged to GECC in connection with such advance, together with assignments of mortgage liens, deed of trust liens, vendor's liens and contracts for deed to GECC, in one or more of the forms shown on Exhibit C, as appropriate, endorsements of promissory notes to GECC in one of the forms shown on Exhibit D, as appropriate, and the mortgagee title insurance policies, each in an amount at least equal to the original principal amount of the related Receivable, covering such mortgages, deeds of trust or other encumbrances and each issued by one or more of the title insurance companies listed on Exhibit E hereto or such other title insurance companies reasonably acceptable to GECC and which have delivered to GECC a letter substantially in the form of Exhibit F hereto;

                     (iii) a letter from each title insurance company listed on Exhibit E hereto substantially in the form attached as Exhibit F hereto;

                      (iv) Uniform Commercial Code Financing Statements, Form UCC-1, for filing with the applicable authorities in Florida and such other states as may be required to perfect the security interests granted hereby;

                       (v) Applicable releases, terminations, or consents of other creditors, if any, deemed by GECC to be necessary or advisable as a result of applicable lien searches;

                      (vi) Evidence that the aggregate principal amount of delinquent Pledged Receivables does not exceed ten percent (10%) of the aggregate principal amount of all Pledged Receivables;

                     (vii) A certified copy of the resolutions of the Board of Directors of the Company evidencing approval of this Agreement and all other matters contemplated hereby, together with certificates of existence and good standing issued by the appropriate officer of the state of incorporation of the Company and all states in which the Company transacts business;

                    (viii) Certified copies of the resolutions of the respective Boards of Directors of Patten and each Affiliate of Patten which originated one or more Receivables being assigned to GECC, evidencing, as appropriate, approval of such assignments and all other matters contemplated hereby, together with certificates of existence and good standing issued by the appropriate officer of the state of incorporation of each such company and all states in which each such company transacts business;

                      (ix) A certificate of the Secretary or an Assistant Secretary of the Company which shall certify the names of the officers of the Company authorized to sign each of the documents to be delivered pursuant to this Agreement, together with the true signature of such officers;

                       (x) A certificate of the Secretary or an Assistant Secretary of Patten and each Affiliate of Patten which originated one or more Receivables being assigned to GECC which shall certify the names of the officers of each company authorized to sign the documents required or contemplated by this Agreement, together with the true signatures of such officers;

                      (xi) Favorable opinions of legal counsel for the Company, Patten and each Affiliate of Patten which originated one or more Receivables being assigned to GECC relating to, among other things, the authorization, organization and good standing of such entities; the form, legal sufficiency and enforceability of the Mortgage Documents and the assignments to GECC thereof; usury with respect to the Receivables and the Note; the due execution and delivery of this Agreement, the Note and all documents related thereto; the enforceability of this Agreement, the Note and all documents related thereto; the legal sufficiency of the actions to be taken and the form of all documents to be used to create and perfect GECC's security interest in the Pledged Receivables;

                     (xii) A request for advance in the form of Exhibit G hereto;

                    (xiii) A current plat or survey map of each Development including, if applicable, recorded subdivision plats approved by all necessary governmental entities;

                     (xiv)      A soils report for each Development;

                      (xv) A lien search of the names of the Company and Patten in the appropriate UCC records of such states as may be required to show no liens, claims or other encumbrances on or against the Receivables to be pledged hereunder;

                     (xvi)      The Servicing Agreement;

                    (xvii) Such assignments and schedules of Pledged Receivables identifying the Pledged Receivables assigned or to be assigned to GECC, and such other instruments, contracts and documents evidencing, constituting, pledging, assigning, perfecting a lien upon, or relating to Pledged Receivables as GECC may request, all of which shall bear or be accompanied by such endorsements as GECC shall require. Any or all of such assignments shall, at the option of GECC, be in recordable form, as approved by GECC's counsel. GECC or any of GECC's agents, employees or representatives may in the name and on behalf of the Company execute any missing endorsement, signature, transfer or assignment or correct any defects therein, and the Company hereby appoints GECC and any of its agents, employees or representatives as attorney-in-fact for the Company to do any of the foregoing (this power of attorney, being coupled with an interest, is irrevocable);

                   (xviii)      A mail audit of obligors designated by GECC in
               a manner prescribed by GECC, to be performed at the Company's cost and expense and to be satisfactory to GECC in all respects. GECC shall have the right to conduct mail audits periodically after the Initial Advance, to be performed at the Company's expense. GECC shall have the right prior to the Initial Advance or any time thereafter, at Company's expense, to audit all or any individual accounts relating to Pledged Receivables and to review all files relating to Pledged Receivables and to the Developments;

                     (xix) GECC shall have reviewed and approved all documents and policies pertaining to the operation and management of, and membership in, the Developments and/or the recreational facilities, if any, at the Developments, and all policies and practices followed by Patten and its Affiliates in selling the Lots and generating the Receivables;

                      (xx)      An environmental assessment for each
               Development; and

                     (xxi) Such other documents, certificates, letters, information or agreements as GECC may request.

       (d) Subsequent Advances. Upon the Company's written request, GECC shall make additional advances hereunder. GECC shall not be obligated to make any advances hereunder after the Initial Advance unless the Company shall be eligible for and shall request an advance of at least $1,000,000, except that the final advance for the difference between $25,000,000 and the aggregate amount of all prior advances hereunder shall be determined without regard to such $1,000,000 minimum limitation. Subsequent advances of the Loan hereunder shall not be made more often than once in any month. Any such additional advance is subject to the condition precedent that GECC shall have received at least thirty (30) days before the date of such disbursement all of the following, in form and substance satisfactory to GECC, unless such condition is waived by GECC at its sole option:

              (i)       Request for advance in the form of Exhibit G hereto;

             (ii) The Mortgage Documents for all Receivables to be pledged to GECC in connection with such advance together with assignments of mortgage liens, deed of trust liens, vendor's liens and contracts for deed to GECC, in one or more of the forms shown on Exhibit C, as appropriate, endorsements of promissory notes to GECC in one of the forms shown on Exhibit D, as appropriate, and the mortgagee title insurance policies, each in an amount at least equal to the original principal amount of the related Receivable, covering such mortgages, deeds of trust or other encumbrances and each issued by one or more of the title insurance companies listed on Exhibit E hereto or such other title insurance companies reasonably acceptable to GECC and which have delivered to GECC a letter substantially in the form of Exhibit F hereto;

            (iii) If deemed necessary by GECC's Counsel, Uniform Commercial Code Financing Statements, Form UCC-1 or Form UCC- 3, for filing with the applicable authorities in Florida and such other states as may be required to perfect the security interest granted hereby;

             (iv) Applicable releases, terminations or consents of other creditors, if any, deemed by GECC to be necessary or advisable as a result of applicable lien searches;

              (v) A certified copy of the resolutions of the Board of Directors of the Company evidencing approval of such advance, together with certificates of existence and good standing issued by the appropriate officer of the state of incorporation of the Company and all states in which the Company transacts business;

             (vi) Certified copies of the resolutions of the respective Boards of Directors of Patten and each Affiliate of Patten which originated one or more Receivables being assigned to GECC, evidencing, as appropriate, approval of such assignments and all other matters contemplated hereby, together with certificates of existence and good standing issued by the appropriate officer of the state of incorporation of each company and all states in which each company transacts business;

            (vii) A certificate of the Secretary or an Assistant Secretary of the Company which shall certify the names of the officers of the Company authorized to sign each of the documents to be delivered pursuant to this Agreement, together with the true signature of such officers;

           (viii) A certificate of the Secretary or an Assistant Secretary of Patten and each Affiliate of Patten which originated one or more Receivables being assigned to GECC which shall certify the names of the officers of each company authorized to sign the documents required or contemplated by this Agreement, together with the true signatures of such officers.

             (ix) Favorable opinions of legal counsel for the Company, Patten and each Affiliate of Patten which originated one or more Receivables being assigned to GECC relating to, among other things, the authorization, organization and good standing of such entities; the form, legal sufficiency and enforceability of the Mortgage Documents and the assignments to GECC thereof; usury with respect to the Receivables and the Note; the due execution and delivery of this Agreement, the Note and all documents related thereto; the enforceability of this Agreement, the Note and all documents related thereto; the legal sufficiency of the actions to be taken and the form of all documents to be used to create and perfect GECC's security interest in the Pledged Receivables; applicable "doing business" requirements; and all applicable licensing requirements;

              (x) A lien search of the names of the Company and Patten in the appropriate UCC records of such states as may be required to show no liens, claims or other encumbrances or against the Receivables to be pledged hereunder;

             (xi) Such assignments and schedules of Pledged Receivables identifying the Pledged Receivables assigned or to be assigned to GECC, and such other instruments, contracts, and documents evidencing, constituting, pledging, assigning, perfecting a lien upon, or relating to Pledged Receivables as GECC may request, all of which shall bear or be accompanied by such endorsements as GECC shall require. Any or all of such assignments shall, at the option of GECC, be in recordable form, as approved by GECC's counsel. GECC or any of GECC's agents, employees or representatives may in the name and on behalf of the Company execute any missing endorsement, signature, transfer or assignment or correct any defects therein, and the Company hereby appoints GECC and any of its agents, employees or representatives as attorney-in-fact for the Company to do any of the foregoing (this power of attorney, being coupled with an interest, is irrevocable);

            (xii) A mail audit of Obligors designated by GECC, in a manner prescribed by GECC, to be performed at the Company's cost and expense and to be satisfactory to GECC in all respects;

           (xiii) GECC shall have reviewed and approved all documents and policies pertaining to the operation and management of, and membership in, the Developments and/or the recreational facilities, if any, at the Developments, and all policies and practices followed by Patten and its Affiliates in selling the Lots and generating the Receivables;

            (xiv)       If applicable, the items required by Section 15 hereof;

             (xv) The assignments of Mortgages for all Mortgages pledged to GECC in connection with prior advances as required by Section 18 hereof;

            (xvi) Such other documents (including title bringdowns), certificates, letters, information or agreements as GECC may request; and

           (xvii) Evidence that the aggregate principal amount of delinquent Pledged Receivables does not exceed ten percent (10%) of the aggregate principal amount of all Pledged Receivables.

       3. REPAYMENT. (a) All advances made hereunder shall be disbursed by GECC and will be repayable at the place provided for in the Note, if any, otherwise at the office of GECC set out herein, and the Company unconditionally promises to repay all such advances and all other Obligations to GECC in the manner set forth in this Agreement and the Note, subject to the provisions of
Section 16 hereof. The advances under the Loan will be charged to the Loan Account and will be evidenced by the Note. Each month GECC will render to the Company a statement of the Loan Account which the Company hereby agrees shall be deemed to be an account stated and correct and acceptable to and binding on the Company, subject only to debits for uncollected items as described in
Section 5 hereof, unless GECC shall receive a written statement of exceptions from the Company within ten (10) days after such monthly statement has been rendered to the Company. The unpaid principal balance of the Loan together with all accrued but unpaid interest thereon and all other charges with respect thereto shall be due and payable in full on the date set out in the Note.

                (b) Interest and principal shall be paid out of payments received by GECC on Pledged Receivables as provided herein. In the event the proceeds and collections from Pledged Receivables actually received by GECC are not sufficient to pay the interest accrued under the Note on a monthly basis because the rate of interest required to be paid by the Company under the Note has increased to the point that such proceeds and collections are less than the amount required to pay the full amount of such interest, or for any other reason whatsoever, or in the event the proceeds and collections from Pledged Receivables actually received by GECC are not sufficient to pay principal under the Note at the maturity thereof, the Company shall pay to GECC at the times and in the manner prescribed in the Note an amount necessary to pay the full amount of principal and interest then due at the rate and on the terms set out in the Note. The Company's obligations contained in this Section 3(b) are subject to the provisions of Section 16 hereof, but such limitation shall not prevent the Company's failure to make such payments from being a default hereunder or under the Note.

       4. SECURITY. As security for the prompt payment in full of all present and future Obligations, the Company hereby grants to GECC a security interest in and hereby assigns and pledges to GECC and its successors and assigns (which grant, assignment and pledge shall continue until payment in full of all Obligations, whether or not this Agreement shall have sooner terminated), all right, title and interest of the Company in and to all Pledged Receivables, whether or not such Pledged Receivables later do not qualify as Eligible Receivables for any reason, and whether or not now existing or arising or created at any time hereafter, together with all rights to any and all sums due and to become due on Pledged Receivables, all proceeds of and collections on Pledged Receivables in whatever form (including, without limitation, cash, checks, notes, drafts, and other instruments for the payment of money, and rights of foreclosure, termination, dispossession, repossession and reclamation and all other rights of an unpaid seller), all documents, instruments, contracts, liens, security instruments, title insurance policies and other insurance (including but not limited to, hazard and credit insurance) and all guaranties relating to Pledged Receivables, all books and records evidencing, securing or relating to Pledged Receivables, all collateral security deposits and tax escrows (to the extent the same may be pledged under applicable law), or other security securing the obligations of any person under or relating to Pledged Receivables, all credit balances in favor of the Company on GECC's books, all funds deposited in the Lock Box, all funds deposited in the Lock Box, all rights of the Company under any arrangement authorizing the Company to draw checks or drafts on the bank account of any Obligor or other person obligated on a Pledged Receivable, and all rights and remedies of whatever kind or nature the Company may hold or acquire for the purpose of evidencing, securing or enforcing Pledged Receivables, and all general intangibles relating to or arising out of Pledged Receivables (all of which, together with any other security at any time pledged, assigned or delivered by the Company to GECC or received by GECC in connection with any Obligations, being herein collectively called "Collateral").

       5. SERVICING. (a) The Company, Patten and GECC have entered into the Servicing Agreement in the form of Exhibit B. Pursuant to the Servicing Agreement, the Agent shall bill and administer the Pledged Receivables as agent for GECC. The Servicing Agreement shall be terminable by GECC (i) upon the occurrence of an Event of Default, as such term is defined herein or in the Servicing Agreement or (ii) at any time that GECC reasonably determines that GECC's security for repayment of the Loan has been materially and adversely affected, whereupon in either event GECC may engage another servicing agent satisfactory to GECC to perform all or any of such services or may perform such services itself. All fees and expenses of Agent (including those of GECC, whose fee shall be at current market rates if GECC acts as agent) shall be borne by the Company. All collections on Pledged Receivables shall be sent by the Obligors directly to the Lock Box under the terms of the Servicing Agreement.

                (b) The Company shall notify GECC if any Pledged Receivable includes any tax due to any governmental taxing authority or includes premiums for insurance of any kind, and, if so, the Company agrees to enter into an appropriate agreement with GECC and the Agent with respect, among other things, to the handling of such tax or premium payments.

                (c) If at any time or times the Company or any Affiliate of the Company shall receive one or more payments with respect to a Pledged Receivable (whether or not such payments are then due or payable pursuant to the terms of the Receivable), the Company or such Affiliate shall promptly deposit all such payments in the Lock Box.

                (d) All funds received in the Lock Box shall be deposited to GECC's bank account in accordance with the terms of the Servicing Agreement. All funds shall be credited to the Loan Account promptly upon deposit thereof in the Lock Box, and applied to delinquent or late charges, accrued interest and principal of the Obligations. Any remittance received by the Company or GECC from customers who are Obligors on Pledged Receivables shall be presumed to constitute collections on Pledged Receivables subject to GECC's security interest and shall be deposited by the party receiving the same in the Lock Box promptly upon the receipt thereof. No checks, drafts, or other instruments received by GECC shall constitute payment to GECC unless and until any such instrument is actually collected by GECC's bank and if any such instrument is returned uncollected by GECC's bank, the Loan Account shall be debited as of the date such item was originally credited to the Loan Account.

                (e) GECC shall have the right at all times and the Company hereby appoints GECC, its employees, agents and representatives, as attorney-in-fact for the Company (the foregoing power, being coupled with an interest, is irrevocable until such time as the Obligations have been paid in full) to receive, receipt for, endorse, assign, deposit and deliver, in GECC's name or in the name of the Company, any and all checks, drafts and other instruments for the payment of money which may at any time be delivered to or otherwise received by or on behalf of GECC, whether the same represent payments by Obligors on Pledged Receivables, payments of insurance proceeds on policies insuring Lots or the improvements thereon, or otherwise. The Company hereby authorizes GECC, its employees, agents and representatives to affix, by facsimile signature or otherwise, the general or special endorsement of the Company, in such manner as GECC shall deem advisable, to any such instrument in the event the same has been delivered to or for the benefit of GECC without appropriate endorsement, and GECC and any bank in which GECC may deposit any such instrument are hereby authorized to consider such endorsement to be a sufficient, valid and effective endorsement by the Company to the same extent as though it were manually executed by the duly authorized officer of the

Company, regardless of by whom or under what circumstances or by what authority such facsimile signature or other endorsement is actually affixed, without duty of inquiry or responsibility as to such matters, and the Company and each guarantor and endorser of the Company's Obligations hereby waives demand, presentment, protest and notice of protest or dishonor and all other notices of every kind and nature with respect to any such instrument.

       6. INFORMATION, BOOKS AND RECORDS. (a) The Company agrees to maintain books and records pertaining to the Collateral in such detail, form and scope as GECC shall reasonably require, and to promptly notify GECC of any change of name or address of the Company (including, but not limited to, the office where records of the Company pertaining to the Receivables are kept and the Company's executive office) or of the corporate structure of the Company and its Affiliates or of the location of the Collateral.

                (b) The Company will at any time, if GECC should so request, mark the Company's ledger cards, books of account and other records relating to Pledged Receivables with appropriate notations satisfactory to GECC disclosing that they are subject to GECC's security interest. All records, ledger sheets, correspondence, invoices, delivery receipts, documents and instruments relating to Pledged Receivables shall, unless and until delivered to GECC, be kept by the Company, without cost to GECC, in appropriate containers and in safe places at its principal place of business and if GECC should so require, shall bear suitable legends identifying them as being subject to a security interest in favor of GECC.

                (c) GECC shall at normal business hours and upon advance written notice have full access to and the right to audit any and all of the Company's books and records, including, without limitation, the books and records pertaining to the Collateral and the Developments and including all files and correspondence with creditors and customers, and the right to confirm and verify the amounts owing on Pledged Receivables and the value and collectibility of other Collateral and to do whatever else GECC may deem necessary to protect its interest. GECC shall have the right at any time and from time to time to request from Obligors, in the name of the Company or in GECC's name, information concerning the Pledged Receivables and the amounts owing thereon.

                (d) The Company agrees to furnish to GECC from time to time, and as frequently as GECC shall request, such reports in such detail and in such form as is satisfactory to GECC, showing the amount of the outstanding Pledged Receivables, the amounts collected thereon, and such other information relating to Pledged Receivables as GECC may require.

       7.       AFFIRMATIVE COVENANTS.  The Company covenants that it shall:

                (a) Pay on demand all costs and fees GECC may incur in filing and recording mortgages, deeds of trust, and assignments thereof, contracts for deed and other land sale contracts, Uniform Commercial Code Financing Statements and other public notices or instruments to perfect GECC's assignment or pledge of or security interest in any and all Collateral or to protect or perfect any security for any particular Pledged Receivable, including but not limited to, recording or filing fees, documentary stamp taxes or other taxes incurred because of recording or filing, all out-of-pocket expenses incurred and paid by GECC at any time for fees and costs of title insurance, abstracts of title, and the fees of any attorney, appraiser, examiner, auditor, or similar persons whom GECC may engage with respect to the preparation and review of this Agreement, any loan applications or commitments preceding this Agreement, or reviewing the Developments, Lots, Receivables or any information relating thereto, and for filing and recording, making record searches, handling closings and rendering opinions, and, in the event of default by the Company hereunder, all costs and expenses (including all out-of-pocket expenses and reasonable attorneys's fees) incurred by GECC or its agents, employees or representatives in protecting, maintaining, preserving, enforcing or foreclosing GECC's security interest in any Collateral, including all efforts made to enforce the collection of any Receivable, whether through foreclosure, trustee's sale, judicial proceedings or otherwise, or in defending or prosecuting any action or proceeding arising out of or relating to GECC's transaction with the Company, all of which are hereby also included in the definition of "Obligations" and which may be charged at GECC's option to the Loan Account in the event the same are not promptly paid after demand.

                (b) Pay and cause each of the Company's Affiliates to pay and discharge all taxes, assessments and governmental charges, levies or liens imposed on the income, profits, sales, business or properties (including, without limitation, the Developments) of the Company or its Affiliates prior to the date upon which penalties attach for non-payment thereof, and promptly discharge any other liens, security interest, encumbrances, or other claims which may be levied or claimed against any Collateral, the Developments or the property which relates to any Pledged Receivable, provided that any such tax, assessment, charge or levy or such other lien or security interest need not be paid or discharged if the payment or validity thereof is being contested in good faith and by appropriate proceedings and for which adequate book reserves, determined in accordance with generally accepted accounting practices, shall be set aside; provided, further, that the failure to pay any such tax, assessment, charge or levy shall not result in the imposition of any lien or encumbrance against the Collateral, any Development or the property which relates to any Pledged Receivable. If any such tax, assessment, charge or levy lawfully imposed shall remain unpaid after the date upon which a lien on any Collateral, any Development or the property which relates to any Pledged Receivable arises or may be imposed as a result of such non-payment, or if any other lien or security interest is claimed for any other reason against any Collateral or any Development, which if foreclosed would, in GECC's opinion, adversely affect the value of GECC's security interest in any Collateral, GECC may pay and discharge any such tax, assessment, charge, levy, lien or security interest, and the amount so paid by GECC shall be payable on demand and if not paid promptly, will be charged to the Loan Account and shall be secured by all Collateral and shall bear interest at the Default Rate as provided in the Note unless prohibited by law, in which event such interest rate shall be the highest non-usurious rate permitted by law.

                (c) Comply and cause its Affiliates to comply with all laws and all acts, rules, regulations and orders of any legislative, administrative, or judicial body or official, applicable to Receivables, the Developments, the Lots, or to the operation of the business of the Company or its Affiliates;

                (d) Take and cause its Affiliates to take all steps and observe such formalities as GECC may request from time to time in order to create, perfect and maintain in GECC's favor a valid first lien upon, and security interest in, all Pledged Receivables, including the filing or recording of any financing statements or similar instruments which GECC deems necessary or appropriate;

                (e) Pay to GECC, on demand, any and all fees, costs or expenses which GECC pays to a bank or other similar institution arising out of or in connection with the forwarding by GECC to the Company (or any other Person on behalf of the Company) of advances of the Loan made by GECC to the Company pursuant to this Agreement and the depositing for collection by GECC of any check or item of payment received and/or delivered to GECC on account of the Obligations;

                (f) At its sole cost and expense or at the cost and expense of the Company's Affiliates, keep and maintain the insurable portions of the Collateral and the Developments insured for their respective full insurable values against losses or damage by all hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses and notify GECC promptly of any event or occurrence which could cause a material loss or decline in value of the Collateral or any Development and the estimated (or actual, if available) amount of such loss or decline;

                (g) Promptly upon, but in no event later than three (3) business days after:

                  (i) the Company's learning thereof, inform GECC, in writing, of any material delay in the performance of any obligations of the Company or any of its Affiliates to any Obligor and of any assertion of any claim, offset or counterclaim, credits and/or other monies granted by the Company or any of its Affiliates to any Obligor;

                 (ii) the Company's receipt or learning thereof, furnish to and inform GECC of all material adverse information relating to the financial condition of any Obligor;

                (iii) the Company's receipt or learning thereof, inform GECC of any facts relating to any Eligible Receivable which would render such Receivable ineligible under the standards set forth hereunder;

                 (iv) the Company's receipt or learning thereof, inform GECC of any pending or threatened litigation affecting the Company or any Affiliate of the Company, whether or not the claim is considered by the Company or such Affiliate to be covered by insurance, and of the institution or threat of any suit or administrative proceeding, any of which individually or in the aggregate could materially and adversely affect any Development, the operations, financial condition or business of the Company, or Patten and its Affiliates taken as a whole, the Collateral or GECC's security interest in the Collateral; and

                  (v) the Company's learning thereof, inform GECC of any Eligible Receivable which has become sixty (60) days delinquent.

                (h) Keep and cause its Affiliates to keep books of account and prepare financial statements and cause to be furnished to GECC the following (all of the foregoing and following to be kept and prepared in accordance with generally accepted accounting principles applied on a basis consistent with the latest financial statements of the Company or its Affiliates submitted to GECC prior to or at the closing of the Loan):

                (i) as soon as available, but not later than one hundred twenty (120) days after the close of each fiscal year of the Company or Patten, as the case may be, audited financial statements of the Company and Patten as of the end of such year certified by a firm of independent certified public accountants of recognized standing, reasonably acceptable to GECC and selected by the Company or Patten, together with copies of all audit reports (including so called management letters and responses thereto) delivered to the Company or Patten in connection therewith;

                (ii) concurrently with the delivery of the financial statements described in Subsection (i) above, a certificate of the aforesaid certified public accountants certifying to GECC that, based upon their examination of the affairs of the Company or Patten, as the case may be, performed in connection with the preparation of said financial statements, they are not aware of the occurrence or existence of any condition or event which constitutes or would, upon notice or lapse of time or both, constitute an Event of Default or, if they are aware of such condition or event, the nature thereof;

                (iii)    as soon as available, but not later than forty-five
               (45) days after the end of each fiscal quarter of Patten hereafter, unaudited, interim financial statements of the Company and Patten, including monthly sales and collection reports for the Developments and the Pledged Receivables, covering such quarter and the portion of the Company's or Patten's fiscal year then elapsed, certified by the Company's or Patten's principal financial officer as prepared in accordance with generally accepted accounting principles;

               (iv) if available to the Company or any one of its Affiliates without undue effort or expense, annual financial statements of any condominium, homeowner's or similar association concerned with any land in a Development, if any, prepared by an accounting firm acceptable to GECC to be furnished within 120 days after the fiscal year covered by each such statement, in scope and detail reasonably satisfactory to GECC, together with copies of all audit reports (including so called management letters and responses thereto) delivered in connection therewith; and

               (v) such other data and information (financial and otherwise) as GECC from time to time may reasonably request, bearing upon or related to the Collateral, the Developments or the financial condition and/or results of operations of the Company or its Affiliates.

               (i) If any Pledged Receivable, the face value of which exceeds $1,000, arises out of a contract with the United States of America, or any department, agency, subdivision or instrumentality thereof, promptly notify GECC thereof and execute any instruments and take any other action required or requested by GECC to perfect GECC's security interest in such Receivable under the provisions of the Federal Assignment of Claims Act;

               (j) Complete promised improvements, if any, in each Development in accordance with the plans and specifications therefor and with any HUD property report or other document, brochure, promise or agreement applicable thereto and no later than the earlier of the date provided in any such property report or other document, brochure, promise or agreement or the date provided to GECC for completion of such improvements;

               (k) Maintain and cause Patten and its Affiliates which originated one or more of the Receivables pledged to GECC hereunder to maintain corporate existence and good standing in every jurisdiction in which each company's business or ownership of property so requires, except that the corporate existence of an Affiliate which originated Pledged Receivables may be terminated in the ordinary course of business and upon full satisfaction or assumption by the surviving corporation of such Affiliate's obligations to all creditors thereof;

               (l) Promptly report to GECC any loss, liability, damage, cost or expense, including the costs of clean-up resulting from or consequent to the manufacturing, holding, handling, transporting, spilling, leaking, or dumping of toxic or hazardous wastes, waste products or substances, on any Lot or any Development;

               (m) Promptly upon learning thereof provide to GECC notice of the non-payment of any real estate taxes or assessments on any Lot or Development as and when the same may be due;

               (n) Maintain its own records and books of account and observe usual and customary corporate formalities in connection with its activities, and at all times hold itself out to the public, including creditors of its parent, in its own name as a separate and distinct entity and always have at least one (1) director who is not an officer or employee of Patten Corporation or any of its Affiliates;

               (o) Continue and cause Patten to cause each of its Affiliates to continue to be solvent;

               (p) Within two (2) business days of learning thereof, providing notice to GECC of the existence of any Event of Default or any event which with the giving of notice and/or the passage of time could constitute an Event of Default; and

               (q) Maintain insurance on each Development in all respects reasonably satisfactory to GECC, including (i) casualty insurance against all risk of physical loss, covering all common area structural amenities at such Development and (ii) comprehensive liability insurance. Liability insurance shall be evidenced by a Certificate of Insurance issued to GECC. All insurance required hereunder shall be issued by responsible carriers acceptable to GECC (with a Best's rating guide of not less than "A-IX") and guarantee at least 30 days notice to GECC of cancellation, non-renewal or material change. Liability insurance shall be for a minimum of $5,000,000 at each Development and not less than amounts customarily carried (as reasonably determined by GECC) by developers or owners engaged in businesses similar to Company's. Casualty insurance shall be for the full repair and replacement value of all improvements in each Development, without deduction for depreciation or co-insurance. The Company shall deliver certified copies of all insurance policies to GECC.


       8.      Portfolio Maintenance.

       (a) Notwithstanding that a Pledged Receivable may have been deemed by GECC to be an Eligible Receivable at the time of any advance, if at any time thereafter (i) any Eligible Receivable becomes sixty (60) days delinquent, or
(ii) if GECC should later determine that a Pledged Receivable fails to meet, or no longer meets, any other eligibility standard set forth in the definition of Eligible Receivables or as provided in Sections 17(b)(ii) or 18 hereof, such item will no longer be deemed to be an Eligible Receivable. In the event that any Pledged Receivable no longer meets the requirement of an Eligible Receivable, the Company or Patten shall, within ten (10) days of GECC's request therefor, substitute another item of Eligible Receivable having an unpaid principal balance at least equal to the unpaid principal balance of the ineligible Pledged Receivable or pay down the Loan by an amount equal to the then outstanding principal balance of such Pledged Receivable. In the case of a Pledged Receivable that is or has become non-eligible for a reason other than delinquency, the Company may at its option by notice to GECC require GECC to release such Receivable from GECC's pledge or leave such item under GECC's pledge, but in the latter instance the Pledged Receivable in question will not be an Eligible Receivable. In no event will any Pledged Receivable be released by GECC if at the time of such release there exists an uncured Event of Default or a condition which but for the passage of time, the furnishing of notice or both would constitute an Event of Default, or if such release could lead to any such event.

       (b) In addition to the requirements for a Receivable to qualify as an Eligible Receivable, the aggregate of all Pledged Receivables plus the Receivable(s) to be pledged (either in connection with an advance of the Loan or pursuant to Section 8(a)) must at all times satisfy the following requirements (the "Portfolio Tests"):

                      (i) The aggregate cash down payments for all Lots which relate to Pledged Receivables must be equal to or greater than twenty percent (20%) of the aggregate purchase price for all such Lots (exclusive of closing costs);

                     (ii) the weighted average interest rate payable on all Eligible Receivables must be equal to or greater than an annual rate equal to the Prime Rate plus three percent (3%), as the Prime Rate changes from time-to-time;

                    (iii) The outstanding principal balance of the Loan must never exceed the least of:

                        (1)     $25,000,000;

                        (2) 75% of the aggregate outstanding principal balance of all Eligible Receivables; or

                        (3) the sum of the discounted present value of the aggregate monthly payment of principal and interest under all Eligible Receivables, utilizing a discount factor of fifteen percent (15%) and disregarding all payments under such Eligible Receivables to the extent such payments are due after ten (10) years from the date such Eligible Receivables are pledged to GECC hereunder (it being understood that the Eligible Receivables will be pooled together and the calculation shall be made based upon the aggregate pool); and

                     (iv) Not more than thirty percent (30%) of the aggregate unpaid principal balance of Eligible Receivables shall have Foreign Obligors.

       9.      NEGATIVE COVENANTS BY THE COMPANY AND PATTEN.

       (a) Without GECC's prior written consent, which GECC may withhold in its sole discretion, the Company covenants that it shall not:

                      (i)       Merge or consolidate with or acquire any Person;

                     (ii) Other than in the ordinary course of its business, make any investment in the securities of any Person;

                    (iii) Change the forms of Mortgage Documents except as may be required by applicable law;

                     (iv) Change its name, the nature of its business or its principal place of business, or engage in any business activities other than as may be necessary for or incidental to the pledge of Receivables to GECC and the performance of its obligations to GECC in connection with the Loan;

                      (v) Sell, assign, transfer, convey or otherwise dispose of a substantial portion of its assets except in the ordinary course of business;

                     (vi) Redeem, retire, purchase or otherwise acquire, directly or indirectly, any of the Company's stock or make any material change in the Company's capital structure or in any of its business objectives, purposes or operations, any of which might in any way adversely affect the repayment of the Obligations;

                    (vii) Enter into, or be a party to, any transaction with any Affiliate or stockholder of the Company, except in the ordinary course of and pursuant to the reasonable requirements of the Company's business and upon fair and reasonable terms which are fully disclosed to GECC and are no less favorable to the Company than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of the Company;

                   (viii) Enter into any transaction which could adversely affect the Collateral or the Company's ability to repay the Obligations or permit or agree to any extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Pledged Receivable, including any of the terms relating thereto;

                     (ix) Guarantee or otherwise, in any way, become liable with respect to the obligations or liabilities of any Person except: (A) its Affiliates' obligations to GECC; and (B) by endorsement of instruments or items of payment for deposit to the general account of the Company or for delivery to GECC on account of the Obligations;

                      (x) Except as otherwise expressly permitted herein or in the Mortgages or in any other agreement securing the Note, encumber, pledge, mortgage, grant a security interest in, assign, sell, lease or otherwise dispose of or transfer, whether by sale, merger, consolidation, liquidation, dissolution, or otherwise, any of the Collateral;

                     (xi) Incur any indebtedness for borrowed money (other than the Obligations) secured by assets pledged or mortgaged to GECC; or

                    (xii) Remove its books and records and/or the Collateral from the Company's principal place of business set forth in the first paragraph of this Agreement except to deliver the same to GECC or the Agent as required hereby or by the Servicing Agreement, or keep any of such books and records and/or the Collateral at any other office(s) or location(s) unless (i) the Company gives GECC written notice thereof and of the new location of said books and records and/or the Collateral at least thirty
               (30) days prior thereto and (ii) the other office or location is within the continental United States of America.

       (b) Without GECC's prior written consent, which GECC may withhold in its sole discretion, Patten covenants that it shall not:

                      (i) Merge into any other corporation or convey, transfer or lease substantially all of its assets as an entirety to any person unless the corporation formed by such consolidation or into which Patten has merged or the person which acquires by conveyance, transfer or lease substantially all of the assets of Patten as an entirety is an entity organized and existing under the laws of the United States or any state within the United States or the District of Columbia and executes and delivers to GECC an agreement in form and substance reasonably satisfactory to GECC, which contains an assumption by such successor entity of the due and punctual performance and observance of each covenant and condition to be performed or observed by Patten under this Agreement;

                     (ii) Other than in the ordinary course of its business, make any investment in the securities of any Person;

                    (iii) Change the forms of Mortgage Documents or alter the practices and procedures followed by Patten and its Affiliates in connection with the sales of Lots or the generation of Receivables, except as may be required by applicable law;

                     (iv) Change the nature of its business in any manner which will have a material adverse affect on the Collateral or on GECC's prospects for repayment of the Loan;

                      (v) Sell, assign, transfer, convey or otherwise dispose of a substantial portion of its assets except in the ordinary course of business;

                     (vi) Redeem, retire, purchase or otherwise acquire, directly or indirectly, any of its stock or make any material change in its capital structure or in any of its business objectives, purposes or operations, any of which might in any way adversely affect the repayment of the Obligations;

                    (vii) Enter into, or be a party to, any transaction with any Affiliate or stockholder of Patten, except in the ordinary course of and pursuant to the reasonable requirements of Patten's business and upon fair and reasonable terms which are fully disclosed to GECC and are no less favorable to Patten than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Patten;

                   (viii) Enter into any transaction which could adversely affect the Collateral or the Company's ability to repay the Obligations or permit or agree to any extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Pledged Receivable, including any of the terms relating thereto;

                     (ix) Guarantee or otherwise, in any way, become liable with respect to the obligations or liabilities of any Person if the repayment of the Obligations would be adversely affected thereby;

                      (x) Except as otherwise expressly permitted herein or in the Mortgages or in any other agreement securing the Note, encumber, pledge, mortgage, grant a security interest in, assign, sell, lease or otherwise dispose of or transfer, whether by sale, merger, consolidation, liquidation, dissolution or otherwise, any of the Collateral;

                     (xi) Incur any indebtedness for borrowed money (other than the Obligations) secured by assets pledged or mortgaged to GECC; or

                    (xii) Remove its books and records and/or the Collateral from its principal place of business set forth in the first paragraph of this Agreement, or keep any of such books and records and/or the Collateral at any other office(s) or location(s) unless (i) Patten gives GECC written notice thereof and of the new location of said books and records and/or the Collateral at least thirty (30) days prior thereto and (ii) the other office or location is within the continental United States of America.

       10. EVENTS OF DEFAULT. Each of the following shall constitute an "Event of Default:"

       (a)     If an Event of Default occurs under the Note;

       (b) The failure of the Company or any of its Affiliates to pay any Obligation (other than obligations under the Note) within five (5) days of the date the same shall become due and payable, by acceleration or otherwise;

       (c) If any representation, statement or data furnished by or on behalf of the Company or its Affiliates relating to the Collateral, the Developments or the operations, financial condition or business affairs of the Company or its Affiliates shall have been false or misleading in any material respect when made;

       (d) The failure of the Company to pledge and deliver, or to cause its Affiliates to pledge and deliver, any

Receivables to GECC as required hereunder or under any other agreement between GECC and the Company, or any of its Affiliates, or any amendment or modification hereof;

       (e) The insolvency or inability to meet debts as they mature, suspension of operations as presently conducted, discontinuation of business as a going concern, failure to pay debts when due as provided under the Bankruptcy Reform Act of 1978, or making an assignment for the benefit of creditors by or of the Company, Patten or any Affiliate of Patten which originated one or more of the Receivables pledged to GECC hereunder;

       (f) The calling of a meeting of creditors by or for the Company or Patten or any Affiliate of Patten which originated one or more of the Receivables pledged to GECC hereunder, for purposes of requesting relief from debts;

       (g) The filing by or against the Company, Patten or any Affiliate of Patten which originated one or more of the Receivables pledged to GECC hereunder of a petition under any of the provisions of the Bankruptcy Reform Act of 1978, as at any time amended, which, if involuntary, shall remain undismissed for a period of sixty (60) days;

       (h) The commencement of any proceeding against the Company, Patten or any Affiliate of Patten which originated one or more of the Receivables pledged to GECC hereunder by any municipal, state or federal official, agency or tribunal purporting to have jurisdiction over the operations of the Company, Patten or any Affiliate of Patten which originated one or more of the Receivables pledged to GECC hereunder or over the type of business engaged in by any of them, for the purpose of revoking or withholding any license or authorization to conduct business material to the financial condition of all of such companies in the aggregate or having the effect, in GECC's reasonable judgment, of prohibiting or impairing the pledge, value or collectibility of Pledged Receivables;

       (i) The commencement of any proceedings by or against the Company, Patten or any Affiliate of Patten which originated one or more of the Receivables pledged to GECC hereunder under any insolvency law, or the appointment of a receiver or trustee to administer the assets or affairs of the Company, Patten or any Affiliate of Patten which originated one or more of the Receivables pledged to GECC hereunder, and if said proceedings were commenced against the Company or any such Affiliate, or if said receiver or trustee were appointed without the consent of the Company, Patten or any such Affiliate, said proceedings are not dismissed or discharged, as the case may be, for a period of sixty (60) days;

       (j) The entering of a judgment against or the levying of an attachment upon, any of the assets of the Company,

Patten or any Affiliate of Patten which originated one or more of the Receivables pledged to GECC hereunder which is not vacated, discharged, bonded or superseded within thirty (30) days of such entry or levy and which, in the reasonable judgment of GECC, could materially and adversely affect the Company's or Patten's ability to perform under this Agreement or materially and adversely impair the Collateral or the enforceability of GECC's security interest in any Collateral;

       (k) Any Termination Event with respect to a Plan shall have occurred and, thirty (30) days after notice thereof shall have been given to the Company, (i) such Termination Event shall still exist and (ii) the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which a Termination Event shall have occurred and then exist (or in the case of a Multiple Employer Plan with respect to which a Termination Event described in clause (ii) of the definition of Termination Event shall have occurred and then exist, the liability related thereto) is equal to or greater than $100,000; provided, that, if such a Termination Event occurs with respect to a Plan (A) that is maintained for employees of an ERISA Affiliate or in which any such employees participate and (B) that is not maintained for employees of the Company or any of its subsidiaries or Affiliates and in which none of such employees participate, such Termination Event shall be included in this Section 10(k) only if the Company or any of its subsidiaries or Affiliates may incur liability with respect thereto in an amount equal to or greater than $100,000;

       (l) The Company or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $100,000 or requires payments exceeding $100,000 per annum; provided, that, if any ERISA Affiliate incurs such Withdrawal Liability, such event shall be included in this Section 10(l) only if the Company or any of its subsidiaries or Affiliates may be required to pay to Multiemployer Plans in connection with Withdrawal Liabilities an amount or amounts that exceed $100,000 in aggregate or $100,000 per annum;

       (m) The Company or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Company and its ERISA Affiliates (but, in the case of ERISA Affiliates, only if the Company or any of its subsidiaries or Affiliates would be required to make such contributions to all Multiemployer Plans that are then in reorganization or being terminated) have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years that include the date hereof by an amount exceeding $100,000;

       (n) The amount of the Obligations shall exceed, without GECC's prior written consent, the limits set out in Section 8(b)(iii) hereof and shall not be brought within such limits by the pledging of additional Eligible Receivables or a reduction in the amount of the Obligations within ten (10) days after notice by GECC to the Company;

       (o)     A breach in meeting the conditions of Sections 8(b)(i), (ii) or
(iv) hereof, and the Company does not cause the portfolio of Eligible Receivables to conform with such requirements by repaying a portion of the Loan or pledging additional Eligible Receivables within ten (10) days after notice by GECC to the Company; or

       (p) A breach in the performance by the Company or any Affiliate thereof of any of the other terms or provisions of (i) this Agreement, or (ii) any other agreement (including without limitation the Servicing Agreement) between GECC and the Company or any of its Affiliates, and such breach remains uncured or unremedied to GECC's satisfaction for more than ten (10) days after notice of such default from GECC to the Company.

       11.     REMEDIES.   (a)   Upon the occurrence and during the continuance
of an Event of Default, all Obligations shall, at GECC's option, immediately and irrevocably become due and payable, without notice to the Company, except as provided herein or in the Note, and GECC shall have in any jurisdiction where enforcement is sought, in addition to all other rights and remedies which GECC may have under law or under any other document evidencing or securing the Loan, the following rights and remedies, all of which may be exercised with or without further notice to the Company:

                   (i) to notify any and all Obligors on Pledged Receivables that the same have been assigned to GECC and that all payments thereon are to be made directly to GECC;

                  (ii) to settle, compromise or release, on terms acceptable to GECC, in whole or in part, any amounts owing on Pledged Receivables;

                 (iii) to enforce payment and prosecute any action or proceeding with respect to any and all Pledged Receivables;

                  (iv) to extend the time of payment of and to make allowances, adjustments and issue credits with respect to, the Pledged Receivables;

                   (v) to foreclose the liens and security interests constituting Pledged Receivables or securing any Pledged Receivables (subject, however, to the rights of the Obligors on such Pledged Receivables);

                  (vi) to foreclose the liens or security interests created under this Agreement or under any other agreement relating to Collateral by any available judicial procedure or without judicial process;

                 (vii) to enter any premises where any Collateral may be located for the purpose of taking possession or removing the same;

                (viii) to sell, assign or otherwise dispose of the Collateral or any part thereof, either at public or private sale or at any broker's board, in lots or in bulk, for cash, on credit or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to GECC, all at GECC's sole option and as GECC in its sole discretion may deem advisable, and GECC may bid or become a purchaser at any such sale, if public, free from any right of redemption which is hereby expressly waived by the Company, and GECC shall have the right at its option to apply or be credited with the amount of all or any part of the Obligations owing to GECC against the purchase price bid by GECC at any such sale.

The net cash proceeds resulting from the collection, liquidation, sale or other disposition of Collateral shall be applied first, to the expenses (including all reasonable attorneys' fees and other fees) of foreclosing, posting notice of sale, effecting trustees' or foreclosure sale, selling Collateral to third parties, collecting, liquidating and the like, and then to the satisfaction of all Obligations, in such order and manner as GECC in its sole and absolute discretion may determine.

       (b) If the Note has been declared due and payable following an Event of Default and such declaration of acceleration and its consequences have not been rescinded and annulled, GECC may, in its sole discretion and to the extent permitted by applicable law, refrain from selling the Collateral and may apply all amounts receivable with respect to the Collateral to the payment of the principal of and interest on the Note as and when such principal and interest would have become due pursuant to the terms of the Note as if there had not been a declaration of acceleration of the maturity of the Note.

       (c) To facilitate the exercise by GECC of the rights and remedies set forth in this paragraph, the Company hereby constitutes GECC or its agents, or any other person whom GECC may designate, as attorney-in-fact for the Company (which, being coupled with an interest, shall be irrevocable), at the Company's own cost and expense, to exercise all or any of the following powers, which shall continue until all Obligations have been paid in full and shall be in addition to any other rights and remedies that GECC may have:

               (i) to remove from any premises where the same may be located, any and all documents, instruments, files and records relating to the Collateral and any receptacles and cabinets containing the same;

              (ii) to use such of the personnel, supplies and space of the Company at its places of business as may be necessary to properly administer and control the Collateral or the handling of collections and realizations thereon; and

             (iii) to take or bring, in GECC's name or in the name of the Company, all steps, actions, suits or proceedings deemed by GECC necessary or desirable to effect collection of or to realize upon the Collateral.

       12. CROSS-COLLATERAL. It is understood and agreed that all Collateral which GECC may at any time acquire from the Company or its Affiliates or from any other source in connection with Obligations of the Company to GECC shall constitute cross- collateral for each and every Obligation, without apportionment or designation as to particular Obligations, and that all Obligations, howsoever and whensoever incurred, shall be secured by all Collateral, howsoever and whensoever acquired, and that GECC shall have the right, in its sole discretion, to determine the order in which GECC's rights or remedies against any Collateral are to be exercised and which type of Collateral or which portions of Collateral are to be proceeded against and the order of application of proceeds of Collateral as against particular Obligations. The Company, without any qualification whatsoever, hereby waives all rights of marshalling in respect to all Collateral subject hereto.

       13. CUMULATIVE REMEDIES. The enumeration of GECC's rights and remedies set forth in this Agreement is not intended to be exhaustive and the exercise by GECC of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative and shall be in addition to any other right or remedy given hereunder or under any other agreement between the parties or which may now or hereafter exist in law or at equity or by suit or otherwise. No delay on the part of GECC in exercising any right, power, or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege, nor be construed to be a waiver of any Event of Default. No course of dealing between the Company and GECC or its agents or employees shall be effective to change, modify or discharge any provision of this Agreement or to constitute a waiver of any default. GECC shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the liquidation of any Collateral including the settlement, collection or payment of any Receivable or any instrument received in payment thereof or for any damage resulting therefrom. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Further, no assignment or attempted assignment by the Company or Patten of any of its rights under this Agreement or delegation or attempted delegation of its duties under this Agreement whether express, implied or by operation of law, shall be effective without GECC's prior written consent.

       14. REPRESENTATIONS BY THE COMPANY AND PATTEN. The Company and Patten, jointly and severally, represent, covenant and warrant to GECC that as of the date hereof and as of the date of each and every subsequent advance hereunder:

       (a) the Company, Patten and each Affiliate of Patten which originated one or more of the Receivables pledged to GECC hereunder are, subject to the provisions of Section 7(k) hereof with respect to Affiliates, duly organized, validly existing and in good standing under the laws of the states of their respective incorporation or formation, and are duly qualified as foreign corporations authorized to do business in every other state where the nature of their respective businesses requires such qualification;

       (b) the Company, Patten and each Affiliate of Patten which originated one or more of the Receivables pledged to GECC hereunder are duly licensed to transact business under all applicable laws and have each obtained all governmental approvals required to be obtained in order to conduct their respective businesses as now being and hereafter proposed to be conducted and all such governmental approvals are in full force and effect;

       (c) the Company, Patten and each Affiliate of Patten which originated one or more of the Receivables pledged to GECC hereunder have the power and authority to own, and own good and marketable title to, all properties and assets, whether real or personal, shown on the latest balance sheets of the Company, Patten and such Affiliates furnished to GECC under the terms of this Agreement, subject to no mortgage, pledge, lien, encumbrance or security interest except as are shown on said balance sheets and except for current taxes not yet due, and since the date of the most recent audited balance sheets there has been no material adverse change in the condition, financial or otherwise, of the Company, Patten or such Affiliates, from that shown on said balance sheets;

       (d) the Company, Patten and each Affiliate of Patten which originated one or more of the Receivables pledged to GECC hereunder have no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, due or to become due, except for the Loan, operating expenses incurred in the ordinary course of business since the date of the most recent financial statements delivered to GECC, and except as shown on the most recent financial statements delivered to GECC. The Company, Patten and its Affiliates have no liability for federal income or excess profit taxes other than as shown on the most recent financial statements delivered to GECC except for taxes relating to operations since the date of said financial statements. All tax returns required by law to be filed by the Company and its Affiliates and all taxes which are due and payable by the Company and its Affiliates have been paid or contested in good faith and in accordance with all requirements imposed by the taxing authority in connection with the contest thereof, and the Company has no reason to anticipate any additional taxes or assessments, and no federal tax deficiency assessment has been made or proposed against the Company or any of its Affiliates and there is no pending claim of deficiency or recommendation of the assessment of any deficiency against the Company or any of its Affiliates;

       (e) the execution and delivery of this Agreement and the full performance thereof by the Company and Patten and the granting of security to GECC as contemplated hereunder do not and will not violate any provisions of the Company's Certificate of Incorporation or By-laws or Patten's Articles of Organization or By-laws;

       (f) the Receivables, when pledged to GECC, will constitute Eligible Receivables;

       (g) the portfolio maintenance requirements contained in Section 8 hereof have been satisfied;

       (h) all Collateral, including Receivables subjected to the security interest in favor of GECC pursuant to this Agreement, will be owned by the Company free and clear of all liens, encumbrances, claims, and warranties in favor of others when assigned to GECC;

       (i) each of the Company, Patten and each Affiliate of Patten which originated one or more of the Receivables pledged to GECC hereunder has taken all necessary action to authorize it to execute, deliver and perform in accordance with their respective terms each of the Loan Documents and the transactions contemplated thereby. Each of the Loan Documents to which the Company, Patten and each Affiliate of Patten which originated one or more of the Receivables pledged to GECC hereunder is a party has been duly executed and delivered by the Company, Patten and each Affiliate of Patten which originated one or more of the Receivables pledged to GECC hereunder, as the case may be, and is a legal, valid and binding obligation of the Company, Patten and each Affiliate of Patten which originated one or more of the Receivables pledged to GECC hereunder, respectively. The execution, delivery and performance of each of the Loan Documents in accordance with their respective terms and each advance of the Loan hereunder do not and will not (a) require (i) any governmental approval or (ii) any consent or approval of the stockholders of the Company or any third party, (b) violate or conflict with, result in a breach of, or constitute a default under, (i) any contract to which the Company or any of its Affiliates is a party or by which the Company or any of its Affiliates or any of their respective properties may be bound, or (ii) any applicable law, or (c) result in or require the creation of any lien upon any assets of any of the Company or its Affiliates;

       (j) there is no action, suit, proceeding, governmental investigation or arbitration (whether or not by its terms purportedly on behalf of any of the Company or its Affiliates) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, pending, or to the knowledge of any of such Persons probable of assertion, against the Company or any of its Affiliates, or any violation of any applicable law, any of which individually or in the aggregate could reasonably be expected to (i) result in any material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of the Company individually, Patten and its Affiliates taken as a whole, a Development or the Collateral, (ii) have a materially adverse effect on the ability of the Company or Patten to perform their respective obligations under the Loan Documents, or (iii) have a materially adverse effect on the ability of the Company to perform its Obligations to GECC or GECC's ability to enforce such Obligations, and (b) there is no material loss contingency applicable to the Company, Patten or any Affiliate of Patten which originated one or more Receivables pledged to GECC hereunder of a type requiring disclosure to auditors under accounting standards promulgated by the Financial Accounting Standards Board which has not been reflected in the financial statements of the Company, Patten or such Affiliates delivered to GECC. There is no action, suit, proceeding, or investigation pending, or, to the knowledge of the Company or Patten, threatened, against or affecting the Company or any of its Affiliates challenging the validity or the enforceability of any of the Loan Documents or the Collateral;

       (k) in each case after giving effect to the request for any pending advance of the Loan and the application of the amount thereof to the Company, the fair saleable value (as defined in the Uniform Fraudulent Conveyances Act) of the assets and properties of the Company, Patten and each Affiliate of Patten which originated one or more of the Receivables pledged to GECC hereunder is greater than their respective total debt (as defined in the Uniform Fraudulent Conveyances Act) and each of the Company, Patten and each Affiliate of Patten which originated one or more of the Receivables pledged to GECC hereunder does not have unreasonably small capital to engage in its business on an ongoing basis and will have the ability to pay its debt (as defined in the Uniform Fraudulent Conveyances Act) as it matures;

       (l) the assignments of the Receivables pledged to GECC hereunder from Affiliates of Patten to Patten, from Patten to the Company and from Affiliates of Patten to the Company have each been made for reasonably equivalent value and fair consideration;

       (m) no representation or warranty of the Company or Patten contained in this Agreement, the other Loan Documents or any other document, certificate or other written statement furnished to GECC for use in connection with any transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Neither the Company nor Patten has intentionally withheld any fact known to it (other than matters of a general economic nature) which may have a materially adverse effect on the business, operations, assets or condition (financial or otherwise) of the Company, its Affiliates, any Development or the Pledged Receivables, which has not been disclosed herein or in such other documents, certificates and statements furnished to GECC on or before the date hereof for use in connection with the transactions contemplated hereby;

       (n) this Agreement creates a valid first security interest and first lien upon the Collateral covered hereby, enforceable against the Company and all third parties and securing the payment of all Obligations purported to be secured thereby. Upon the making of an advance hereunder, delivery of the Collateral to GECC, the filing of the UCC-1 financing statements in Florida, and, with respect to the Mortgages only, the recordation in the appropriate land records of the assignments of the Mortgages as provided in Section 18 hereof, such security interest will be a perfected security interest subject to no prior security interests, claims, liens or encumbrances, and no further action is or will be required to maintain the perfection and priority of such security interest except for the filing of UCC continuation statements within six (6) months prior to the expiration of each five-year period after the date of filing of the financing statements referenced above;

       (o) no Termination Event has occurred, is planned or is reasonably expected to occur with respect to any Plan which Termination Event could result in a material liability of the Company or its Affiliates. No condition or event currently exists or currently is expected to occur that could result in any such Termination Event that could result in a material obligation of the Company or its Affiliates. If any such Plan were to be terminated as of the last date of the most recent plan year completed, neither the Company nor its Affiliates would incur any liability material to the Company or its Affiliates. No Plan which is subject to Section 302 of ERISA or Section 412 of the Internal Revenue Code has incurred any "accumulated funding deficiency" (as defined in such Sections), whether or not waived, except that, in the case of any Plan maintained by an ERISA Affiliate of the Company that is not a subsidiary or Affiliate of the Company, no such Plan has incurred such an "accumulated funding deficiency" that could result in a liability material to the Company or its Affiliates;

       (p) neither the Company nor any ERISA Affiliate has incurred, or is reasonably expected to incur, any Withdrawal Liability to any Multiemployer Plan that could result in a material liability of the Company or its Affiliates;

       (q) neither the Company nor any Affiliate nor any employee benefit plan maintained by any such person provides benefits, including, without limitation, death or medical benefits (whether or not insured) with respect to current or former employees of the Company or its Affiliates or beyond their retirement or other termination of service except (i) coverage mandated by statute, (ii) death benefits under any Plan or Multiemployer Plan, (iii) retirement benefits under any Plan or Multiemployer Plan or (iv) deferred compensation benefits accrued as liabilities on the books of the Company or its Affiliates;

       (r) neither the Company nor any ERISA Affiliate nor any subsidiary or Affiliate of the Company nor any Plan nor, to the best of the Company's knowledge, any Multiemployer Plan has engaged in any transaction that could, directly or indirectly, result in any material liability of the Company or its Affiliates pursuant to Section 409, 502(i) or 4069 of ERISA or Chapter 43 of Subtitle D of the Internal Revenue Code or pursuant to any statute or agreement pursuant to which the Company or its Affiliates has agreed to indemnify or is required to indemnify any person against liability incurred under, or for a violation or failure to satisfy the requirements of, any such statute;

       (s) the consummation of the transactions contemplated in this Agreement will not to the best of the Company's and Patten's knowledge result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code for which an exemption is not available;

       (t) neither the Company nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and, to the best of the Company's knowledge, no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated within the meaning of Title IV of ERISA;

       (u) true and complete copies of the Consent Decrees have been delivered to GECC; the Consent Decrees have been executed by all required parties and approved by the applicable court; the Consent Decrees constitute the final settlement of all claims made against Patten and its Affiliates by the plaintiffs therein, subject to the performance by Patten and its Affiliates of their continuing obligations under the Consent Decrees; Patten and its Affiliates have complied with all of their obligations under the Consent Decrees as of the date of this Agreement and will be in compliance with all such obligations as of the date of any advance hereunder; and no other state or political jurisdiction has commenced or threatened any action, investigation or similar proceeding against Patten or any Affiliate thereof based upon alleged fraudulent, deceptive or illegal practices in the selling or marketing of real estate in such state or jurisdiction, and

       (v) the Company does not presently, and will not during the term of this Agreement, engage in any business not necessary for or incidental to the pledge of Receivables to GECC and the performance of its obligations to GECC in connection with the Loan.

       15. ADDITIONAL DEVELOPMENTS. Upon request of the Company, GECC agrees from time-to-time to review additional parcels of land which the Company may acquire for the purpose of determining whether each such additional parcel of land is acceptable to GECC as a Development. In connection with each such request, the Company shall deliver to GECC the following information concerning such parcel, all of which must be acceptable to GECC in form, content and substance:

         (a) favorable opinions of legal counsel for the Company in the form required by Section 2(c)(xi) hereof;

         (b) a current plat or survey map of such parcel of land including, if applicable, recorded subdivision plats approved by all necessary governmental entities;

         (c)   a soils report for such parcel of land;

         (d)   a lien search of the appropriate UCC records;

         (e)   an environmental assessment for such parcel of land; and

         (f)   such other information as GECC may request.

If GECC in its sole and absolute discretion determines that any such additional parcel of land is acceptable, GECC shall so notify the Company and from and after the date of such notice, such parcel of land shall be deemed to be a Development and Receivables generated from the sale of Lots at such additional parcel of land may, if such Receivables otherwise qualify as Eligible Receivables and subject to all other terms and conditions hereof, be pledged to GECC as Collateral for the Loan or for additional advances hereunder. Without limiting the generality of the foregoing provisions of this Section 15, GECC's approval of any Development shall be subject to, among other things, completion and approval by all appropriate governmental authorities of all common area improvements promised by Patten or any Affiliate thereof in connection with the sale of Lots in the Development, and approval of all improvements in the Development by GECC's engineer.

       16. PERSONAL LIABILITY. The Company and its officers, directors and shareholders shall not be personally liable for the repayment of any of the principal of or interest on the Note, for any deficiency judgment relating thereto, or for any other amount due hereunder or under the Note; except that the Company and Patten shall be personally liable in the event and to the extent of any loss or damage incurred by GECC arising out of (a) the Company's and Patten's failure to pay down the Loan or pledge to GECC a substitute or additional Eligible Receivable for any Pledged Receivable which is no longer an Eligible Receivable, as required by Section 8 of this Agreement and (b) the Company's failure to pay for any loss, liability, damage, cost or expense (including reasonable attorneys' fees) incurred by GECC as described in Section 17 of this Agreement and (c) the Company's failure to pay for any loss, liability, damage, cost or expense incurred by GECC as described in Section 25(b) hereof.

       17.     HAZARDOUS WASTES.

       (a)     Representations and Warranties.

                      (i) Each of Patten and the Company represents and warrants that (A) it has no knowledge of any discharge, spillage, uncontrolled loss, seepage or filtration (a "Spill") of oil, petroleum or chemical liquids or solids, liquid or gaseous products or any hazardous waste or hazardous substance, as those terms are used in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 or in any other federal, state or local law governing hazardous substances, as such laws may be amended from time to time (collectively, the "Hazardous Waste Laws"), at, upon, under or within any Development or any contiguous real estate, and (B) it has not caused or permitted to occur, and, to the extent it has the ability to do so, shall not permit to exist, any condition upon, under or within any Development which may cause a Spill at, upon, under or within any Mortgaged Property.

                     (ii) Each of Patten and the Company further represents and warrants that (A) neither it, nor any of its Affiliates has been, is or will be involved in operations at or near any Development, which operations could lead to (1) the imposition of liability on the Company, Patten or their Affiliates, or on any subsequent or former owner of all or any part of a Development, or (2) the creation of a lien on all or any part of a Development under the Hazardous Waste Laws or under any similar laws or regulations; and (B) each of the Company, Patten and their Affiliates has not permitted, and will not permit, any tenant or occupant of all or any portion of a Development to engage in any activity that could impose liability under the Hazardous Waste Laws on such tenant or occupant, on the Company, Patten or their Affiliates or on any other owner of all or any part of any Development.

       (b)     Covenants.

                      (i) The Company, Patten and their Affiliates shall comply strictly and in all respects with the requirements of the Hazardous Waste Laws and related regulations and with all similar laws and regulations and the Company or Patten shall notify GECC immediately in the event of any Spill or the discovery of any hazardous substance at, upon, under or within any Development. The Company or Patten shall promptly forward to GECC copies of all orders, notices, permits, applications or other communications and reports in connection with any Spill or the presence of any hazardous substance or any other matters relating to the Hazardous Waste Laws or any similar laws or regulations, as they may affect any Development.

                     (ii) Promptly upon the written request of GECC from time to time, the Company or Patten shall provide or cause to be provided to GECC, at the Company's expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable to GECC to assess with a reasonable degree of certainty the presence or absence of any hazardous substance and the potential costs in connection with abatement, cleanup or removal of any hazardous substance found on, under, at or within any Development. If the Company decides not to or fails to provide GECC with any such environmental site assessments or audit reports for any Development, Receivables generated from the sale of Lots at such Development shall not be Eligible Receivables.

       (C)     Indemnity.

                      (i) The Company and Patten, jointly and severally, shall at all times indemnify and hold harmless GECC against and from any and all claims, suits, actions, debts, damages, costs, losses, obligations, judgments, charges, and expenses, of any nature whatsoever suffered or incurred by GECC, under or on account of the Hazardous Waste Laws or any similar laws or regulations, including the assertion of any lien thereunder, (A) with respect to any Spill, the threat of any Spill, or the presence of any hazardous substance affecting any Development including any loss of value of such Development as a result of any of the foregoing; and (B) with respect to any other matter affecting any Development within the jurisdiction of the Environmental Protection Agency, any other federal agency, or any state or local environmental agency. The Company's and Patten's obligations under this Section shall arise upon the discovery of the presence of any hazardous substance under the Hazardous Waste Laws, whether or not the Environmental Protection Agency, any other federal agency or any state or local environmental agency has taken or threatened any action in connection with the presence of any hazardous substance.

                     (ii) In the event of any Spill, the threat of any Spill, or the presence of any hazardous substance affecting any Development, whether or not the same originates or emanates from such Development or any contiguous real estate, and/or if the Company shall fail to comply with any of the requirements of the Hazardous Waste Laws or related regulations or any other environmental law or regulation, GECC may at its election, but without the obligation so to do, give such notices and/or cause such work to be performed at such Development and/or take any and all other actions as GECC shall deem necessary or advisable in order to abate the Spill, remove the hazardous substance or cure the Company's noncompliance.

                    (iii) The Company and Patten acknowledge that GECC has agreed to make the Loan in reliance upon the

Company's and Patten's representations, warranties and covenants in this Section. For this reason, it is the intention of the Company, Patten and GECC that the provisions of this Section shall supersede any provisions in the Note or this Agreement which in any way limit the personal liability of the Company or Patten and that the Company and Patten shall be personally liable for any obligations arising under this Section even if the amount of liability incurred exceeds the amount of the Loan. All of the representations, warranties, covenants and indemnities of this Section shall survive the repayment of the Note and shall survive the transfer of any or all right, title and interest in and to each Development or any part thereof by Company to any party, whether or not affiliated with Company.

       18.     RECORDING OF MORTGAGE ASSIGNMENTS.

       (a) Not later than thirty (30) days after the date of any advance hereunder, GECC shall cause the assignments of the Mortgages to be duly delivered to one or more title insurance companies designated by the Company (collectively, the "Title Company") for recordation in the public records in which the related Mortgage shall have been recorded. The Title Company shall promptly record the assignments and shall (i) deliver to GECC the recorded assignments (or other evidence reasonably satisfactory to GECC of the due delivery for recordation of such assignments) and (ii) deliver to the Company the recording information relating to the assignments. The Company shall use its best efforts to cause the Title Company to record all of the assignments which are required to be recorded as provided above as rapidly as may be accomplished. If the Title Company fails to comply with its obligations under this Section 18(a) within one hundred twenty (120) days of its receipt of any assignment of a Mortgage, the Receivable to which such Mortgage relates shall no longer be an Eligible Receivable.

       (b) Until the Company shall have caused the Title Company to fully comply with this Section 18, GECC will not be obligated to make any further advances of the Loan.

       19. FINDERS OR BROKERS. Neither the Company nor any of its Affiliates has dealt with any finder or broker in connection with the transactions contemplated by this Agreement in a manner which would cause such finder or broker to have any valid claim against GECC for any fee, commission or other compensation, and the Company will indemnify GECC against and hold GECC harmless from any such claim or any loss, damage or expense resulting from such a claim.

       20. ACCEPTANCE BY GECC. This Agreement shall become effective only upon the written execution hereof by all parties hereto. When so executed, this Agreement shall supersede all previous verbal or written agreements, commitments or understandings relating to the transaction contemplated by this Agreement, and shall be binding on and inure to the benefit of the respective successors and permitted assigns of the Company and of GECC and shall continue in full force and effect and unchanged except by agreement in writing between the Company and GECC. No assignment of this Agreement may be made by the Company without GECC's written consent.

     21. PUBLIC NOTICE. GECC shall have the right to issue press releases, advertisements, and other promotional materials describing in general terms its participation in the transaction contemplated by this Agreement. The Company shall not have any such right with respect to its or GECC's participation without GECC's express prior written consent except where required for public reporting purposes.

       22. THE NOTE. The indebtedness secured by this Agreement is further evidenced by the Note, the terms and provisions of which are incorporated herein by reference the same as if copied in full.

       23. NOTICES. All notices, requests, demands and other communications under or in connection with this Agreement shall be in writing and shall be deemed to have been given when the same are received if delivered by hand or when the same are deposited in the United States Mail postage prepaid, registered or certified with return receipt requested, addressed as follows:

       To the Company:            Patten Receivables Finance
                                    Corporation III
                                  5295 Town Center Road
                                  Suite 400
                                  Boca Raton, Florida  33486
                                  Attn:  Patrick E. Rondeau, Esq.

         with a copy to:          Choate, Hall & Stewart
                                  Exchange Place
                                  53 State Street
                                  Boston, Massachusetts  02109
                                  Attn:  William P. Gelnaw, Esq.


       To Patten:                 Patten Corporation
                                  5295 Town Center Road
                                  Suite 400
                                  Boca Raton, Florida  33486
                                  Attn:  Patrick E. Rondeau, Esq.


         with a copy to:          Choate, Hall & Stewart
                                  Exchange Place
                                  53 State Street
                                  Boston, Massachusetts  02109
                                  Attn:  William P. Gelnaw, Esq.

       To GECC:                   General Electric Capital
                                    Corporation
                                  3379 Peachtree Road, N.E.
                                  Suite 300
                                  Atlanta, Georgia  30326
                                  Attn:  Senior Investment Manager


         with a copy to:          Frank H. Henneburg, Esq.
                                  Akin, Gump, Strauss, Hauer & Feld
                                  1333 New Hampshire Avenue, N.W.
                                  Washington, D.C.  20036

       24. PARTIAL RELEASES. GECC agrees to release particular Pledged Receivables from the Collateral promptly upon payment in full (whether by regular payment or prepayment) of the indebtedness evidenced by such Pledged Receivable and the application of such payment to the Loan. In addition, (provided there exists no Event of Default or condition which upon the furnishing of notice and/or the passage of time could constitute an Event of Default) from time to time upon request of Company, GECC agrees to release particular Pledged Receivables from the Collateral upon payment to GECC of the release price set forth below and subject to the following terms and conditions:

       (a) GECC will release particular Pledged Receivables upon written certification by the Company to GECC that the Company desires to (i) terminate the contract for deed or foreclose on the mortgage or other lien securing such Pledged Receivable, or (ii) allow the Obligor under such Pledged Receivable to effect an exchange of property covered by such Pledged Receivable.

       (b) The release price with respect to each Eligible Receivable shall be an amount equal to the then outstanding principal balance of such Eligible Receivable. The Release price shall be applied on the Note in accordance with the terms hereof.

       (c) The obligation of GECC to furnish partial releases pursuant to the terms hereof is subject to the further condition that the amount of the Obligations, after taking into account any such release, shall not without GECC's prior written consent exceed the loan-to-collateral ratio specified in
Section 8(b)(iii) above after taking into account such release. If GECC becomes obligated to give a partial release hereunder, GECC shall promptly deliver to the Company (i) an executed, recordable release of the assignment of lien with respect to the applicable Lot; (ii) a UCC-3 (termination statement), if necessary, with respect to the applicable Pledged Receivable, and (iii) the original Mortgage Documents, if such documents are then in GECC's possession.

       25.     MISCELLANEOUS.  The Company and GECC agree in general as follows:

       (a) Management contracts, if any, for each Development and/or for all recreational facilities, if any, at all Developments held by Company or any Affiliate of Company shall at all times be satisfactory to GECC, shall be assigned to GECC as additional collateral for the Loan and shall provide that they may be cancelled by GECC at its option upon the occurrence of an Event of Default.

       (b) The Company and Patten shall, and shall cause their Affiliates to, comply with all applicable federal, state and local truth-in-lending and land sale laws, rules and regulations in a manner reasonably satisfactory to GECC. The Company and Patten, jointly and severally, shall defend, indemnify and hold GECC harmless from and against any and all claims, suits, actions, debts, damages, costs, losses, obligations, judgments charges and expenses suffered or incurred by GECC under or on account of any violation or asserted violation by the Company, Patten or any Affiliate of Patten of federal, state or local truth-in-lending or land sale laws, rules or regulations. The provisions of this Section 25(b) shall supersede any provisions in the Note or this Agreement which in any way limit the liability of the Company or Patten and the Company and Patten shall be personally liable for any obligations arising under this Section.

       (c) This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to its conflicts of law principles.

       (d) All advances by GECC to or for the account of the Company under this Agreement and the Note shall constitute one loan and all indebtedness and obligations of the Company to GECC under this Agreement and the Note shall constitute one general obligation secured by GECC's security interest in all the Collateral and by all other liens now or hereafter granted by the Company to GECC. The Company agrees that all the rights of GECC set forth in this Agreement shall apply to any modification of or supplement to this Agreement and the Note.

       (e) This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, there being no additional representation or agreement with respect to the subject matter hereof not expressly set forth herein.

       (f) Reference is made to the exhibits which are attached hereto and made a part hereof for all purposes. Any exhibits not attached to this Agreement upon the execution hereof must be approved by all parties and attached hereto no later than the date of the Initial Advance.

       (g) Headings are included for reference only and not for the purpose of interpretation of this Agreement.

       (h) In the event of a conflict between the provisions hereof and the provisions of the Note, the provisions of the Note shall prevail.

       (i) Any provision of this Agreement that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the enforceability of such remaining provisions.


       IN WITNESS WHEREOF, The Company, Patten and GECC have caused this Agreement to be executed by their respective officers duly authorized thereto.

                                                 PATTEN RECEIVABLES FINANCE
                                                   CORPORATION III,
ATTEST:                                            a Delaware corporation


By:  /s/ William P. Gelnaw, Jr.                  By: /s/ Alan L. Murray
     --------------------------                      ------------------
     Name:                                           Name:  Alan L. Murray
    Title:                                          Title:  Treasurer
[SEAL]




                                                 PATTEN CORPORATION, a
                                                   Massachusetts corporation
ATTEST:


By:  /s/ William P. Gelnaw, Jr.                  By: /s/ Alan L. Murray
    --------------------------                       ------------------
    Name:                                            Name:  Alan L. Muray
   Title:                                           Title:  Treasurer & CFO
[SEAL]


Accepted as of June 11, 1993.

                                                    GENERAL ELECTRIC CAPITAL
                                                      CORPORATION, a New York
                                                      corporation


                                                    By:  /s/ Geraldine P. Regan
                                                         ---------------------
                                                     Name: Geraldine P. Regan
                                                    Title: Investment Manager



State of Mass.       )
                     ) ss:
County of Suffolk    )

        On this 11th day of June, 1993, before me, Oliver F. Ames, Jr., a notary public in the jurisdiction aforesaid, personally appeared Alan L. Murray, who acknowledged himself to be the Treasurer of Patten Receivables Finance Corporation III, a Delaware corporation, and that he, as such Treasurer, being authorized so to do, executed the foregoing Loan and Security Agreement for the purposes therein contained, by signing the name of the corporation by himself as Treasurer.

        In witness whereof, I hereunto set my hand and official.


                                                      /s/ Oliver F. Ames, Jr.
                                                      -----------------------
                                                      Notary Public
                                                                        [SEAL]

My Commission Expires:  6/19/98

State of Mass.      )
                    ) ss:
County of Suffolk   )

        On this 11th day of June, 1993, before me, Oliver F. Ames, Jr., a notary public in the jurisdiction aforesaid, personally appeared Alan L. Murray, who acknowledged himself to be the Treasurer & CFO of Patten Corporation, a Massachusetts corporation, and that he, as such Treasurer & CFO, being authorized so to do, executed the foregoing Loan and Security Agreement for the purposes therein contained, by signing the name of the corporation by himself as Treasurer & CFO.

        In witness whereof, I hereunto set my hand and official.


                                                      /s/ Oliver F. Ames, Jr.
                                                      -----------------------
                                                      Notary Public
                                                                        [SEAL]

My Commission Expires:  6/19/98




State of Mass.      )
                    ) ss:
County of Suffolk   )

        On this 11th day of June, 1993, before me, Oliver F. Ames, Jr., a notary public in the jurisdiction aforesaid, personally appeared Geraldine P. Regan, who acknowledged himself to be the Investment Manager of General Electric Capital Corporation, a New York corporation, and that he, as such Investment Manager, being authorized so to do, executed the foregoing Loan and Security Agreement for the purposes therein contained, by signing the name of the corporation by himself as Investment Manager.

        In witness whereof, I hereunto set my hand and official.


                                                      /s/ Oliver F. Ames, Jr.
                                                      -----------------------
                                                      Notary Public
                                                                        [SEAL]

My Commission Expires:  6/19/98